Exhibit 99.2

PRESS RELEASE

For Immediate Release

MGM RESORTS INTERNATIONAL ANNOUNCES PROPOSED PRIVATE OFFERING BY MGP ESCROW ISSUER, LLC

Las Vegas, Nevada, April 4, 2016 — MGM Resorts International (NYSE: MGM) (the “Company”) today announced that its indirect wholly-owned subsidiaries, MGP Escrow Issuer, LLC (the “Issuer”) and MGP Escrow Co-Issuer, Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”), propose to offer $1.05 billion in aggregate principal amount of senior notes due 2024 (the “notes”) in a private placement. The notes will be offered in connection with the formation of MGM Growth Properties LLC (“MGP”), a real estate investment trust that will be a subsidiary of the Company. Following the consummation of certain formation transactions, the Issuer will be merged with and into MGM Growth Properties Operating Partnership LP (the “OP”).

The Issuers plan to use the net proceeds, together with the proceeds from other anticipated financings in connection with the formation transactions, to refinance indebtedness assumed by the OP from the Company in connection with the formation transactions, and to pay related fees and expenses.

The notes proposed to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Company gives no assurance that the proposed offering can be completed on any terms.

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Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the completion of the formation transactions associated with MGP and the related financing transactions, including the private placement. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

SOURCE MGM Resorts International

MGM RESORTS CONTACTS:
Investment Community	News Media
CATHERINE PARK	CLARK DUMONT
Executive Director of Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8711	(702) 692-6888 or cdumont@mgmresorts.com